EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                NEW PLAYBOY, INC.


         NEW PLAYBOY, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

         3. Article FIRST of the Amended and Restated Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

"FIRST:  The name of the corporation is PLAYBOY ENTERPRISES, INC."

         4. The foregoing amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the sole stockholder in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, New Playboy, Inc. has caused this Certificate of Amendment to be executed by its duly authorized officer this 15th of March, 1999.


                                        NEW PLAYBOY, INC.


                                        By: /s/ Howard Shapiro
                                            ------------------
                                            Name:  Howard Shapiro
                                            Title: Executive Vice President,
                                                   Law and Administration,
                                                   General Counsel and Secretary

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